BANKFINANCIAL
                                                                    Corporation

15W060 North Frontage Road
Burr Ridge, Illinois 60527

                       FIRST QUARTER 2006 FINANCIAL REVIEW


     BankFinancial Corporation (Nasdaq - BFIN) ("BankFinancial") reported net income of $3.1 million, or $0.14 per common share, for the three months ended March 31, 2006, compared to $2.9 million, or $0.13 per share for the three months ended December 31, 2005 and $1.6 million for the three months ended March 31, 2005. Earnings per share was not reported for the three months ended March 31, 2005 because BankFinancial had no common shares outstanding prior to June 23, 2005.

Overview

     Net income for the first quarter of 2006 was $3.1 million, compared to $2.9 million for the fourth quarter of 2005, and $1.6 million for the first quarter of 2005. Our first quarter net income included a $476,000 pre-tax gain and $106,000 in fees relating to the sale of surplus property, and reflected a $196,000 provision for loan losses to support loan growth.

     Net loans receivable increased by $29.9 million, or 2.4%, to $1.262 billion at March 31, 2006, from $1.232 billion at December 31, 2005. The increase resulted primarily from increased originations in targeted loan categories in anticipation of our pending acquisition of University National Bank and our plan to convert a substantial part of its portfolio of lower-yielding securities into higher-yielding loans. Commercial leases increased $6.2 million, or 5.1%. Multi-family mortgage loans increased $9.1 million, or 3.3%. Non-residential real estate loans increased $7.1 million, or 2.6%, and construction loans increased $5.1 million, or 6.3%. One- to four-family residential mortgage loans increased by $4.0 million, or 1.0%.

     Due to the $29.9 million in net loan growth, we increased our allowance for performing loans by $228,000. Our allowance for impaired loans remained at $1.8 million, decreasing by a net of $32,000 from December 31, 2005. Our total allowance for loan and lease losses was $11.7 million at March 31, 2006, or 0.92% of total loans and 367% of nonperforming loans, compared to 0.93% of total loans and 201% of nonperforming loans at December 31, 2005. Nonperforming loans continued to decline, decreasing from $5.7 million at December 31, 2005, to $3.2 million at March 31, 2006. Nonperforming loans represented 0.25% of total loans at March 31, 2006, compared to 0.46% of total loans at December 31, 2005.

     Total deposits decreased slightly from $1.068 billion at December 31, 2005, to $1.053 billion at March 31, 2006, due in part to the unusually strong seasonal deposit growth that occurred late in the fourth quarter of 2005, followed by deposit outflows in the first quarter of 2006. Total core deposits (savings, money market, noninterest bearing demand and NOW accounts) remained relatively stable as a percentage of total deposits, representing 66.1% of total deposits at March 31, 2006, compared to 67.2% of total deposits at December 31, 2005.

     Our borrowings increased $44.9 million, or 23.4%, to $236.3 million at March 31, 2006, from $191.4 million at December 31, 2005. The increase was temporary in nature, as we used the additional borrowings primarily to provide short-term funding for targeted loan growth in anticipation of the closing our acquisition of University National Bank and our plan to convert a substantial part of its securities portfolio into higher-yielding loans. We closed the acquisition on April 5, 2006, and sold approximately $54 million of University National Bank's investment securities. We used the net proceeds of the sale of the securities to repay short-term borrowings.

     We continued to experience slight net interest margin compression due to the flat yield curve and the highly competitive loan and deposit pricing in the Chicago banking market. Although the loan growth that we experienced improved interest income - yields on loans increased by 16 basis points and yield on earning assets increased by 18 basis points - this increase was surpassed by an 18 basis point increase in our deposit costs and a 23 basis points increase in our cost of borrowings. As a result, our net interest rate spread declined four basis points from 2.91% in the fourth quarter of 2005 to 2.87% in the first quarter, and our net interest margin declined by one basis point from 3.61% in the fourth quarter to 3.60% in the first quarter.

     Our noninterest income increased $221,000, or 8.7%, to $2.8 million for the first quarter of 2006 compared to $2.5 million for the fourth quarter of 2005. Noninterest income for the first quarter included a $476,000 pre-tax gain and $106,000 in fees relating to the sale of surplus property. Noninterest expense increased 1.0%, or $118,000, from $11.5 million in the fourth quarter of 2005 to $11.6 million in the first quarter of 2006. Compensation expense increased primarily due to increased ESOP expenses and seasonally higher employee taxes totaling $183,000.

University National Bank Acquisition

     On April 5, 2005, we acquired University National Bank, a privately held community bank with $110 million in assets and $101 million in deposits as of March 31, 2006, and two banking offices in the Hyde Park community in Chicago, Illinois, for approximately $24 million in cash pursuant to the terms of a Stock Purchase Agreement with University Bancorporation dated November 29, 2005. Immediately upon the completion of the stock purchase, University National Bank was merged into BankFinancial, F.S.B. The transaction will be treated, for federal and state income tax purposes, as a purchase of University National Bank's assets pursuant to applicable provisions of the Internal Revenue Code, making the goodwill and core deposit intangible arising from the transaction tax-deductible over a period of 15 years.

Cash Dividend

     On March 30, 2006, the Board of Directors declared our first cash dividend on our common stock in the amount of $0.06 per share. This dividend will be payable on May 19, 2006 to stockholders of record as of May 3, 2006.

Conference Call

     BankFinancial's executive management will hold a conference call to discuss the contents of our news release, this First Quarter Financial Review, as well as business and financial highlights, on Wednesday, May 17, 2006 at 9:30 a.m. Central time. The conference call may be accessed by calling 866-831-6247 and using participant passcode 61601563. The conference call will be simultaneously webcast at www.bankfinancial.com.

About BankFinancial

     BankFinancial Corporation is the holding company for BankFinancial F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through our 18 full-service banking offices, located in Cook, DuPage, Lake and Will counties, Illinois. At March 31, 2006, BankFinancial Corporation had total assets of $1.6 billion, total deposits of $1.1 billion and stockholders' equity of $333 million. BankFinancial Corporation's common stock is listed on the Nasdaq National Market under the symbol BFIN. Additional information may be found at the company's web site, www.bankfinancial.com.

Safe Harbor

     Certain statements made in this financial review may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "may," "will," "should," "would," "anticipate," "estimate," "expect," "plan," "believe," "intend," and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The Company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.


For Further Information
Shareholders, Analysts and Investors:                Media:
Terence C. Wise                                      Gregg T. Adams
Vice President - Investor Relations                  Executive Vice President -
                                                      Marketing and Sales
BankFinancial Corporation                            BankFinancial Corporation
Telephone: 630-242-7151                              Telephone: 630-242-7226

                            BANKFINANCIAL CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
             (Dollars in thousands; except per share) - (Unaudited)


                                                                         March 31,        December 31,     March 31,
                                                                           2006               2005            2005
                                                                       -------------     ------------      ------------

ASSETS
Cash and due from other financial institutions                          $     31,059      $    34,437      $     27,096
Interest-bearing deposits in other financial institutions                     11,129            3,589             1,484
                                                                        ------------      -----------      ------------
   Cash and cash equivalents                                                  42,188           38,026            28,580
Securities available-for-sale, at fair value                                 245,641          248,238           274,506
Loans held-for-sale                                                               86              375             5,737
Loans receivable, net of allowance for loan losses:
   March 31, 2006, $11,708; December 31, 2005, $11,514;
   and March 31, 2005, $10,941                                             1,261,820        1,231,891         1,090,316
Stock in Federal Home Loan Bank, at cost                                      25,434           25,434            24,558
Premises and equipment, net                                                   32,182           32,819            33,046
Accrued interest receivable                                                    7,081            6,598             5,620
Goodwill                                                                      10,865           10,865            10,865
Core deposit intangible                                                        7,855            8,248             9,472
Other assets                                                                   9,969           11,942            12,797
                                                                        ------------      -----------      ------------
   Total assets                                                         $  1,643,121      $ 1,614,436      $  1,495,497
                                                                        ============      ===========      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Deposits                                                                1,053,411        1,067,874         1,108,637
   Borrowings                                                                236,251          191,388           272,073
   Advance payments by borrowers taxes and insurance                           6,525            7,969             5,300
   Accrued interest payable and other liabilities                             13,806           18,428            10,478
                                                                        ------------      -----------      ------------
      Total liabilities                                                    1,309,993        1,285,659         1,396,488

Commitments and contingent liabilities

Stockholders' equity
   Preferred Stock, $0.01 par value, 25,000,000 shares
authorized,
      none issued or outstanding                                                   -                -                 -
   Common Stock, $0.01 par value, 100,000,000 shares authorized,
      24,466,250 shares issued and outstanding, at March 31, 2006 and December
      31, 2005, none issued and outstanding at March
      31, 2005                                                                   245              245                 -
   Additional paid-in capital                                                240,379          240,235                 -
   Retained earnings, substantially restricted                               109,200          107,528            98,091
   Unearned Employee Stock Ownership Plan shares                             (18,843)         (19,084)                -
   Accumulated other comprehensive loss                                        2,147             (147)              918
                                                                        ------------      ------------     ------------
      Total stockholders' equity                                             333,128          328,777            99,009
                                                                        ------------      -----------      ------------
        Total liabilities and stockholders' equity                      $  1,643,121      $ 1,614,436      $  1,495,497
                                                                        ============      ===========      ============

                            BANKFINANCIAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
             (Dollars in thousands; except per share) - (Unaudited)


                                                                              Three months ended
                                                              ---------------------------------------------------
                                                                  March 31,       December 31,       March 31,
                                                                   2006              2005             2005
                                                              ----------------   ---------------   --------------

Interest and dividend income
  Loans, including fees                                         $   19,557       $   18,097        $   15,404
  Securities                                                         2,497            2,659             2,290
  Other                                                                214              354               348
                                                                ----------       ----------        ----------
      Total interest income                                         22,268           21,110            18,042

Interest expense
  Deposits                                                           6,271            5,852             4,471
  Borrowings                                                         2,209            1,702             2,363
                                                                ----------       ----------        ----------
      Total interest expense                                         8,480            7,554             6,834
                                                                ----------       ----------        ----------
Net interest income                                                 13,788           13,556            11,208

Provision (credit) for loan losses                                     196              524               (76)
                                                                ----------       ----------        ----------
Net interest income after
  provision (credit) for loan losses                                13,592           13,032            11,284

Noninterest income
  Fees and service charges                                           1,402            1,580             1,300
  Insurance commissions and annuities income                           228              242               112
  Gain on sale of loans                                                 37               27                83
  Gain on sale of securities                                             -                -                 -
  Gain on disposition of premises and equipment                        393                -                 -
  Loan servicing fees                                                  244              249               263
  Amortization and impairment of servicing assets                      (61)              18              (125)
  Operations of real estate owned                                       (5)               -                 8
  Other                                                                517              418               211
                                                                ----------       ----------        ----------
      Total noninterest income                                       2,755            2,534             1,852

Noninterest expense
  Compensation and benefits                                          7,668            7,398             6,937
  Office occupancy and equipment                                     1,316            1,377             1,215
  Advertising and public relations                                     165              216               210
  Data processing                                                      788              814               666
  Supplies, telephone, and postage                                     507              468               493
  Amortization of intangibles                                          393              405               410
  Other                                                                791              832               798
                                                                ----------       ----------        ----------
      Total noninterest expense                                     11,628           11,510            10,729
                                                                ----------       ----------        ----------
Income before income taxes                                           4,719            4,056             2,407

Income tax expense                                                   1,579            1,137               771
                                                                ----------       ----------        ----------
Net income                                                      $    3,140       $    2,919        $    1,636
                                                                ==========       ==========        ==========
Earnings per common share                                       $     0.14       $     0.13           N.A.
                                                                ==========       ==========

                   N.A. = not applicable

                            BANKFINANCIAL CORPORATION
                  AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
                   Three Months Ended March 31, 2006 and 2005
                      (Dollars in thousands) - (Unaudited)


                                       Three months ended March 31, 2006          Three months ended March 31, 2005
                                     --------------------------------------     ------------------------------------------
                                      Average                                     Average
                                     Outstanding                                 Outstanding
                                      Balance     Interest     Yield/Rate(1)      Balance     Interest       Yield/Rate(1)
                                     -----------  -----------  -------------    ------------  -------------  -------------

Interest-earning assets:
Loans                               $1,260,870   $   19,557       6.20%         $1,104,598   $   15,404       5.58%
Securities available-for-sale          245,510        2,497       4.07             271,408        2,290       3.37
Stock in FHLB                           25,434          192       3.02              24,388          334       5.48
Other                                    2,137           22       4.12               3,410           14       1.64
                                    ----------   ----------       ----          ----------   ----------       ----
   Total interest-earning assets     1,533,951       22,268       5.80           1,403,804       18,042       5.14
Noninterest-earning assets              84,307                                      87,766
                                    ----------                                  ----------
   Total assets                     $1,618,258                                  $1,491,570
                                    ==========                                  ==========

Interest-bearing liabilities:
Savings deposits                    $  120,621          255       0.85          $  131,952          252       0.76
Money market deposits                  247,271        2,209       3.57             205,536        1,035       2.01
NOW deposits                           220,335          731       1.33             226,543          482       0.85
Certificates of deposit                344,691        3,076       3.57             436,846        2,702       2.47
                                    ----------   ----------       ----          ----------   ----------       ----
   Total deposits                      932,918        6,271       2.69           1,000,877        4,471       1.79
Borrowings                             223,359        2,209       3.96             272,888        2,363       3.46
                                    ----------   ----------       ----          ----------   ----------       ----
   Total interest-bearing
liabilities                          1,156,277        8,480       2.93           1,273,765        6,834       2.15
Noninterest-bearing liabilities        133,329                                     119,385
                                    ----------                                  ----------
   Total liabilities                 1,289,606                                   1,393,150
Stockholders' equity                   328,652                                      98,420
                                    ----------                                  ----------
   Total liabilities and
        stockholders' equity        $1,618,258                                  $1,491,570
                                    ==========                                  ==========
Net interest income                              $   13,788                                  $   11,208
                                                 ==========                                  ==========
Net interest rate spread (2)                                      2.87%                                       2.99%
Net interest-earning assets (3)     $  377,674                             $  130,039
Net interest margin (4)                                           3.60%                                       3.19%
Ratio of interest-earning
assets to
   interest-bearing liabilities         132.66%                                110.21%

(1)  Annualized.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.


                            BANKFINANCIAL CORPORATION
                  AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
             Three Months Ended March 31, 2006 and December 31, 2005
                      (Dollars in thousands) - (Unaudited)


                                       Three months ended March 31, 2006          Three months ended March 31, 2005
                                     --------------------------------------     ------------------------------------------
                                       Average                                     Average
                                     Outstanding                                 Outstanding
                                       Balance      Interest    Yield/Rate(1)      Balance      Interest      Yield/Rate(1)
                                     -----------  -----------  -------------    ------------  -------------  -------------

Interest-earning assets:
Loans                                $1,260,870   $   19,557       6.20%        $1,197,545     $18,097        6.04%
Securities available-for-sale           245,510        2,497       4.07            266,167       2,659        4.00
Stock in FHLB                            25,434          192       3.02             25,311         237        3.75
Other                                     2,137           22       4.12             12,182         117        3.84
                                     ----------   ----------       ----         ----------     -------        ----
   Total interest-earning assets      1,533,951       22,268       5.80          1,501,205      21,110        5.62
Noninterest-earning assets               84,307                                     72,662
                                     ----------                                 ----------
   Total assets                      $1,618,258                                 $1,573,867
                                     ==========                                 ==========

Interest-bearing liabilities:
Savings deposits                     $  120,621          255       0.85         $  120,373         239        0.79
Money market deposits                   247,271        2,209       3.57            246,569       2,123        3.44
NOW deposits                            220,335          731       1.33            216,246         653        1.21
Certificates of deposit                 344,691        3,076       3.57            348,707       2,837        3.25
                                     ----------   ----------       ----         ----------     -------        ----
   Total deposits                       932,918        6,271       2.69            931,895       5,852        2.51
Borrowings                              223,359        2,209       3.96            182,613       1,702        3.73
                                     ----------   ----------       ----         ----------     -------        ----
   Total interest-bearing
liabilities                           1,156,277        8,480       2.93          1,114,508       7,554        2.71
Noninterest-bearing liabilities         133,329                                    132,810
                                     ----------                                 ----------
   Total liabilities                  1,289,606                                  1,247,318
Stockholders' equity                    328,652                                    326,549
                                     ----------                                 ----------
   Total liabilities and
        stockholders' equity         $1,618,258                                 $1,573,867
                                     ==========                                 ==========
Net interest income                               $   13,788                                   $13,556
                                                  ==========                                   =======
Net interest rate spread (2)                                       2.87%                                      2.91%
Net interest-earning assets (3)      $  377,674                                 $  386,697
                                     ==========                                 ==========
Net interest margin (4)                                            3.60%                                      3.61%
Ratio of interest-earning
assets to interest-bearing
    liabilities                          132.66%                                    134.70%

(1)  Annualized.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.


                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)


PERFORMANCE MEASUREMENTS:                   2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------

Return on assets (ratio of net income
   to average total assets)                  0.78%        0.74%        0.92%        0.68%        0.44%
Return on equity (ratio of net income
   to average equity)                        3.82          3.58         4.56         9.12         6.65
Net interest rate spread                     2.87          2.91         3.07         2.96         2.99
Net interest margin                          3.60          3.61         3.65         3.18         3.19
Efficiency ratio                            70.29         71.54        69.41        72.87        82.15
Noninterest expense to average total
   assets                                    2.87          2.93         2.83         2.55         2.88
Average interest-earning assets to
   average interest-bearing liabilities    132.66        134.70       132.39       111.42       110.21
Offices                                      16            16           16           16           16
Employees (full time equivalents)            443          451           449          429          442

-------------------------------------------------------------------------------------------------------

SUMMARY INCOME STATEMENTS:                  2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------

Total interest income                     $ 22,268     $ 21,110      $ 20,715     $ 20,055     $ 18,042
Total interest expense                       8,480        7,554         6,837        7,577        6,834
                                          --------     --------      --------     --------     --------
Net interest income before provision        13,788       13,556        13,878       12,478       11,208
Provision (credit) for loan losses             196          524           334         (264)         (76)
                                          --------     --------      --------     --------     --------
Net interest income                         13,592       13,032        13,544       12,742       11,284
Noninterest income                           2,755        2,534         2,534        2,035        1,852
Noninterest expense                         11,628       11,510        11,391       10,576       10,729
                                          --------     --------      --------     --------     --------
Income before income tax                     4,719        4,056         4,687        4,201        2,407
Income tax expense                           1,579        1,137           990        1,380          771
                                          --------     --------      --------     --------    ---------
Net income                                $  3,140     $  2,919      $  3,697     $  2,821    $   1,636
                                          ========     ========      ========     ========    =========
Earnings per common share                 $   0.14     $   0.13      $   0.16      N.M.         N.A.
                                          ========     ========      ========

    N.M. = not meaningful; N.A. = not applicable

-------------------------------------------------------------------------------------------------------

NONINTEREST INCOME AND EXPENSE:             2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------
Noninterest Income:
Deposit service charges and fees           $    917     $    986     $  1,090     $    952     $    860
Other fee income                                485          594          554          554          440
Insurance commissions and annuities
income                                          228          242          265          229          112
Gain on sales of loans                           37           27           50           46           83
Gain on sales of investment securities            -            -            -            -            -
Gain on disposition of premises and
equipment                                       393            -            -            -            -
Loan servicing fee income                       244          249          257          262          263
Amortization and impairment of servicing
   assets                                       (61)          18          (73)        (328)        (125)
REO operations                                   (5)           -           (1)          (3)           8
Other                                           517          418          392          323          211
                                           --------     --------     --------     --------     --------
   Total noninterest income                $  2,755     $  2,534     $  2,534     $  2,035     $  1,852
                                           ========     ========     ========     ========     ========
Noninterest Expense:
Compensation                               $  7,668     $  7,398     $  7,335     $  6,557     $  6,937

Office occupancy                              1,316        1,377        1,275        1,191        1,215

Advertising                                     165          216          177          238          210

Data processing                                 788          814          777          710          666

Supplies, telephone and postage                 507          468          490          450          493

Amortization of intangibles                     393          405          410          409          410
Other general & administrative                  791          832          927        1,021          798
                                           --------     --------     --------     --------     --------
    Total noninterest expenses             $ 11,628     $ 11,510     $ 11,391     $ 10,576     $ 10,729
                                           ========     ========     ========     ========     ========
-------------------------------------------------------------------------------------------------------

                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)


SUMMARY BALANCE SHEET:                      2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------
ASSETS:
Cash                                      $  31,059   $   34,437    $   28,016   $   26,035   $   27,096
Interest-bearing deposits and short
  term investments                           11,129        3,589        54,373       87,720        1,484
Securities available for sale, net          245,641      248,238       258,981      476,702      274,506
Loans held for sale                              86          375           523        1,042        5,737
Loans receivable, net                     1,261,820    1,231,891     1,135,709    1,100,119    1,090,316
Federal Home Loan Bank stock                 25,434       25,434        25,197       24,889       24,558
Premises and equipment                       32,182       32,819        32,810       33,008       33,046
Intangible assets                            18,720       19,113        19,518       19,928       20,337
Other assets                                 17,050       18,540        17,953       17,280       18,417
                                         ----------   ----------    ----------   ----------   ----------
   Total assets                          $1,643,121   $1,614,436    $1,573,080   $1,786,723   $1,495,497
                                         ==========   ==========    ==========   ==========   ==========

LIABILITIES AND EQUITY:
Deposits                                 $1,053,411   $1,067,874    $1,044,242   $1,230,945   $1,108,637
Borrowings                                  236,251      191,388       181,252      213,775      272,073
Other liabilities                            20,331       26,397        22,260       19,823       15,778
                                         ----------   ----------    ----------   ----------   ----------
   Total liabilities                      1,309,993    1,285,659     1,247,754    1,464,543    1,396,488
Stockholders' equity                        333,128      328,777       325,326      322,180       99,009
                                         ----------   ----------    ----------   ----------    ---------
   Total liabilities and equity          $1,643,121   $1,614,436    $1,573,080   $1,786,723   $1,495,497
                                         ==========   ==========    ==========   ==========   ==========
---------------------------------------------------------------------------------------------------------

CAPITAL RATIOS:                             2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------
BankFinancial Corporation:
Equity to total assets (end of period)       20.27%       20.36%       20.68%       18.03%       6.62%
Tangible equity to total assets (end of
  period)                                    19.36        19.41        19.68        17.11        5.33

BankFinancial FSB:
Risk-based total capital ratio               18.56        19.01        19.91        19.75       10.50
Risk-based tier 1 capital ratio              17.77        18.21        19.11        18.96        9.68
Tier 1 leverage ratio                        13.83        13.82        13.96        12.05        7.24


---------------------------------------------------------------------------------------------------------

COMMON STOCK AND DIVIDENDS:                 2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------
Stock Prices:
Close                                      $   15.92    $   14.68    $   14.20    $   13.33      N.A.
High                                           16.41        14.91        15.00        13.86      N.A.
Low                                            14.55        12.99        13.10        13.02      N.A.

Cash dividends declared                    $    0.06           -            -            -       N.A.

---------------------------------------------------------------------------------------------------------

DEPOSITS:                                   2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------

Non-interest-bearing demand               $  105,251   $  117,443   $  109,022   $  281,227   $  104,893
Interest-bearing NOW                         224,732      227,893      219,457      222,759      227,764
Money market                                 244,916      248,871      236,285      210,251      209,617
Savings                                      121,016      123,260      122,783      130,761      132,933
Certificates of deposit                      357,496      350,407      356,695      385,947      433,430
                                          ----------   ----------   ----------   ----------   ----------
Total deposits                            $1,053,411   $1,067,874   $1,044,242   $1,230,945   $1,108,637
                                          ==========   ==========   ==========   ==========   ==========

---------------------------------------------------------------------------------------------------------

                                     Page 9

                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)




                                            2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------
LOANS:
One- to four-family residential real
  estate                                  $  408,206   $  404,196    $  395,499   $  363,952   $  357,661
Multi-family mortgage loans                  289,364      280,238       242,910      236,467      239,363
Nonresidential real estate                   282,496      275,418       266,898      271,949      276,330
Construction and land loans                   85,761       80,705        74,523       77,070       68,606
Commercial loans                              69,702       68,988        64,527       62,977       60,904
Commercial leases                            128,062      121,898        92,268       87,427       87,352
Consumer loans                                 2,041        2,022         1,975        2,391        2,638
Other loans (including municipal)              5,159        5,219         5,492        5,754        5,785
                                          ----------   ----------    ----------   ----------   ----------
Total loans                                1,270,791    1,238,684     1,144,092    1,107,987    1,098,639

Loans in process                                 174        2,180           193          604          457
Net deferred loan origination costs            2,563        2,541         2,355        2,124        2,161
Allowance for loan losses                    (11,708)     (11,514)      (10,931)     (10,596)     (10,941)
                                          ----------   ----------    ----------   ----------   ----------
Loans, net                                $1,261,820   $1,231,891    $1,135,709   $1,100,119   $1,090,316
                                          ==========   ==========    ==========   ==========   ==========

---------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS:                      2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------
Nonperforming Loans and Assets:
  Nonperforming loans                     $    3,192   $    5,723   $    7,280   $    6,873   $    6,176
  Real estate owned                               56          153            -            -           -
                                          ----------   ----------   ----------   ----------   ----------
  Nonperforming assets                    $    3,248   $    5,876   $    7,280   $    6,873   $    6,176
                                          ==========   ==========   ==========   ==========   ==========
Asset Quality Ratios:
  Nonperforming assets to total assets          0.20%        0.36%       0.46%        0.38%        0.41%
  Nonperforming loans to total loans            0.25         0.46        0.64         0.62         0.56
  Allowance for loan losses to
   nonperforming loans                        366.79       201.19      150.15       154.17       177.15
  Allowance for loan losses to total
    loans                                       0.92         0.93        0.96         0.96         1.00
  Net charge-off ratio                          0.00        (0.02)       0.00         0.03         0.00


---------------------------------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES:                  2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------

Beginning balance                         $   11,514   $   10,931   $   10,596   $   10,941   $   11,019
Provision (credit) for loan losses               196          524          334         (264)         (76)
Loans charged off                                 (2)         (29)          (1)         (82)          (3)
Recoveries                                         -           88            2            1            1
                                          ----------   ----------   ----------   ----------   ----------
Ending balance                            $   11,708   $   11,514   $   10,931   $   10,596   $   10,941
                                          ==========   ==========   ==========   ==========   =========

----------------------------------------------------------------------------------------------------------

                            BANKFINANCIAL CORPORATION
                     SELECTED FINANCIAL AND STATISTICAL DATA
                              Latest Five Quarters
             (Dollars in thousands; except per share) - (Unaudited)


SELECTED AVERAGE BALANCES:                  2006                             2005
                                                      -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------

Average total assets                      $1,618,258   $1,573,867    $1,607,277   $1,661,506   $1,491,570
Average earning assets                     1,533,951    1,501,205     1,520,234    1,568,763    1,403,804
Average total loans                        1,260,870    1,197,545     1,130,131    1,104,190    1,104,598
Average investment securities                270,944      291,478       362,141      411,386      295,796
Average other earning assets                   2,137       12,182        27,962       53,187        3,410

Average interest-bearing deposits         $  932,918   $  931,895    $  957,240   $1,161,106   $1,000,877

Average total borrowings                     223,359      182,613       191,076      246,861      272,888
Average interest-bearing liabilities       1,156,277    1,114,508     1,148,316    1,407,967    1,273,765
Average total stockholders' equity           328,652      326,549       324,058      123,714       98,420

---------------------------------------------------------------------------------------------------------

SELECTED YIELDS AND COST OF                 2006                             2005
FUNDS:                                                 -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------

Average earning assets                       5.80%        5.62%         5.45%        5.11%        5.14%
Average total loans                          6.20         6.04          6.00         5.75         5.58
Average investment securities                3.97         3.97          3.91         3.69         3.55
Average other earning assets                 4.12         3.84          3.26         2.90         1.64

Average interest-bearing deposits            2.69         2.51          2.12         1.79         1.79
Average total borrowings                     3.96         3.73          3.67         3.86         3.46
Average interest-bearing liabilities         2.93         2.71          2.38         2.15         2.15

Interest rate spread                         2.87         2.91          3.07         2.96         2.99
Net interest margin                          3.60         3.61          3.65         3.18         3.19


---------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE                          2006                             2005
COMPUTATIONS:                                         -------------------------------------------------
                                             IQ           IVQ          IIIQ          IIQ          IQ
                                          ---------   -------------------------------------------------

Net income                               $     3,140   $     2,919   $     3,697   $  2,821     $  1,636
Less: net income before conversion                -            -            -         2,821        1,636
                                         -----------   -----------   ----------    --------     --------
Net income available to common
  stockholders                           $     3,140   $     2,919   $     3,697   $      -     $      -
                                         ===========   ===========   ===========   ========     ========

Average common shares outstanding         24,466,250    24,466,250    24,466,250      N.M.         N.A.
Less: unearned ESOP shares                (1,896,134)   (1,920,152)   (1,935,652)     N.M.         N.A.
                                         -----------   -----------   -----------
Weighted average common shares
   outstanding                            22,570,116    22,546,098    22,530,598      N.M.         N.A.
                                         ===========   ===========   ===========

Earnings per common share                $    0.14     $   0.13      $   0.16         N.M.         N.A.
                                         ===========   ===========   ===========
N.M. = not meaningful; N.A. = not applicable

----------------------------------------- ------------ ------------ ------------ ------------ ------------

                                    Page 11